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EXHIBIT 23.5

                   BATEMAN & CO., INC., P.C.
                 CERTIFIED PUBLIC ACCOUNTANTS
                       5 Briardale Court
                  Houston, Texas   77027-2904
                        (713) 552-9800
                      FAX (713) 552-9700
                    www.batemanhouston.com

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
PNW CAPITAL, INC.
Vancouver, British Columbia

We consent to the use of our audit report dated May 12, 2000, on the financial statements of Winchester Mining Corporation (now know as PNW Capital, Inc.) as of December 31, 1999 and 1998, and for the three years then ended, for the filing with and attachment to the Form S-8 filed concurrently herewith.

                              /s/ Bateman & Co., Inc., P.C.
                              BATEMAN & CO., INC., P.C.

Houston, Texas
October 5, 2000